UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2014 (July 1, 2014)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

        On July 1, 2014, Memorial Production Partners LP (the “Partnership”) issued a press release announcing that the Partnership closed its previously announced acquisition of oil and natural gas liquids properties in Wyoming (the “Bairoil Properties”) from Merit Energy Company, LLC and certain of its affiliates (the “Acquisition”). The Partnership acquired the properties for an adjusted purchase price of approximately $915.1 million, subject to customary post-closing adjustments. The Acquisition was funded with borrowings under the Partnership’s revolving credit facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

        The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the definitive purchase and sale agreement relating to the Acquisition, which was previously filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 5, 2014 and is incorporated by reference in this Item 2.01.

Item 7.01.	Regulation FD Disclosure.

        On July 1, 2014, the Partnership issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

        The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

        This Current Report on Form 8-K contains certain “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 (“2013 Form 10-K”) and the Partnership’s other filings with the SEC for a discussion of risks and uncertainties that could cause actual results to differ. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01.	Other Events.

        As part of the filing of this Current Report on Form 8-K, the Partnership intends to revise, clarify and supplement its risk factors, including those contained in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013. The risk factors below should be considered together with the other risk factors described in the 2013 Form 10-K and other filings with the SEC under the Securities Exchange Act of 1934, as amended.

The unavailability or high cost of rigs, equipment, supplies and crews could delay our operations, increase our costs and delay forecasted revenue.

        Higher oil and natural gas prices generally increase the demand for rigs, equipment and crews and can lead to shortages of, and increasing costs for, development equipment, services and personnel. Shortages of, or increasing costs for, experienced development crews and oil field equipment and services could restrict Memorial Resource Development Corp.’s ability to drill the wells and conduct the operations that it currently has planned relating to the fields where our properties are located. In addition, some of our operations require supply materials for production, such as CO2, which could become subject to shortages and increased costs. Any delay in the development of new wells or a significant increase in development costs could reduce our revenues and reduce our cash available for distribution to our unitholders.

The production from the Bairoil Properties could be adversely affected by the cessation or interruption of the supply of CO2 to those properties.

We inject water and CO2 into formations on substantially all of the Bairoil Properties to increase production of oil and natural gas. The additional production and reserves attributable to the use of enhanced recovery methods are inherently difficult to predict. If we are unable to produce oil and gas by injecting CO2 in the manner or to the extent that we anticipate, our future results of operations and financial condition could be materially adversely affected. Additionally, our ability to utilize CO2 to enhance production is subject to our ability to obtain sufficient quantities of CO2. If, under our CO2 supply contracts, the supplier is unable to deliver its contractually required quantities of CO2 to us, or if our ability to access adequate supplies is impeded, then we may not have sufficient CO2 to produce oil and natural gas in the manner or to the extent that we anticipate, and our future oil and gas production volumes will be negatively impacted.

We are subject to complex federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations.

Our oil and natural gas development and production operations are subject to complex and stringent laws and regulations administered by governmental authorities vested with broad authority relating to the exploration for, and the development, production and transportation of, oil and natural gas, as well as environmental and safety matters. To conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted, or if new laws and regulations become applicable to our operations. Failure to comply with laws and regulations applicable to our operations, including any evolving interpretation and enforcement by governmental authorities, could have a material adverse effect on our business, financial condition, and results of operations.

Our oil and natural gas development and production operations are also subject to stringent and complex federal, state and local laws and regulations governing the discharge of materials into the environment, health and safety aspects of our operations, or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations applicable to our operations including the acquisition of a permit before conducting regulated drilling activities; the restriction of types, quantities and concentration of materials that can be released into the environment; the limitation or prohibition of drilling activities on certain lands lying within wilderness, wetlands and other protected areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution resulting from our operations. Numerous governmental authorities, such as the U.S. Environmental Protection Agency, or EPA, and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, often requiring difficult and costly compliance or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, the imposition of investigatory or remedial obligations, the suspension or revocation of necessary permits, licenses and authorizations, the requirement that additional pollution controls be installed and, in some instances, the issuance of orders limiting or prohibiting some or all of our operations. In addition, we may experience delays in obtaining or be unable to obtain required permits, which may delay or interrupt our operations and limit our growth and revenue.

Under certain environmental laws that impose strict as well as joint and several liability, we may be required to remediate contaminated properties currently or formerly owned or operated by us or facilities of third parties that received waste generated by our operations regardless of whether such contamination resulted from the conduct of others or from consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property, including natural resources, may result from the environmental, health and safety impacts of our operations. Moreover, public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stringent environmental legislation and regulations applied to the crude oil and natural gas industry could continue, resulting in increased costs of doing business and consequently affecting profitability. To the extent laws are enacted or other governmental action is taken that restricts drilling or imposes more stringent and costly operating, waste handling, disposal and cleanup requirements, our business, prospects, financial condition or results of operations could be materially adversely affected.

Our oil and gas operations associated with our Beta properties are conducted on offshore leases in federal waters. Federal offshore leases are administered by Bureau of Ocean Energy Management, or BOEM. Holders of federal offshore leases are required to comply with detailed BOEM regulations, Bureau of Safety and Environmental Enforcement, or BSEE, regulations and the Outer Continental Shelf Lands Act (OCSLA), which are subject to interpretation and change. Lessees must obtain BOEM approval for exploration, development and production plans prior to the commencement of offshore operations. In addition, approvals and permits are required from other agencies such as the U.S. Coast Guard and the EPA. BSEE has regulations requiring offshore production facilities and pipelines located on the outer continental shelf to meet stringent engineering and construction specifications, and has proposed and/or promulgated additional safety related regulations concerning the design and operating procedures of these facilities and pipelines, including regulations to safeguard against or respond to well blowouts and other catastrophes. BSEE regulations also restrict the flaring or venting of natural gas and prohibit the flaring of liquid hydrocarbons and oil without prior authorization.

BSEE has regulations governing the plugging and abandonment of wells located offshore and the installation and removal of all fixed drilling and production facilities. BSEE generally requires that lessees have substantial net worth, post supplemental bonds or provide other acceptable assurances that the obligations will be met. If we fail to pay royalties or comply with safety and environmental regulations, BOEM and BSEE may require that our operations on the Beta properties be suspended or terminated. The requirements imposed by BOEM and BSEE regulations are frequently changed and subject to new interpretations.

Our operations on federal, state or Indian oil and natural gas leases must comply with numerous regulatory restrictions, including various non–discrimination statutes, royalty and related valuation requirements, and certain of these operations must be conducted pursuant to certain on-site security regulations and other appropriate permits issued by the Department of the Interior’s Bureau of Land Management, or the BLM, BOEM, BSEE, Bureau of Indian Affairs, tribal or other appropriate federal, state and/or Indian tribal agencies.

The Mineral Leasing Act of 1920, as amended, or the Mineral Act, prohibits ownership of any direct or indirect interest in federal onshore oil and natural gas leases by a foreign citizen or a foreign entity except through equity ownership in a corporation formed under the laws of the United States or of any U.S. State or territory, and only if the laws, customs, or regulations of their country of origin or domicile do not deny similar or like privileges to citizens or entities of the United States. If these restrictions are violated, the oil and natural gas lease can be canceled in a proceeding instituted by the United States Attorney General. We qualify as an entity formed under the laws of the United States or of any U.S. State or territory. Although the regulations promulgated and administered by the BLM pursuant to the Mineral Act provide for agency designations of non-reciprocal countries, there are presently no such designations in effect. It is possible that our unitholders may be citizens of foreign countries who do not own their units in a U.S. corporation, or that even if such units are held through a U.S. corporation, their country of citizenship may be determined to be non-reciprocal countries under the Mineral Act. In such event, any federal onshore oil and natural gas leases held by us could be subject to cancellation based on such determination.

Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays, and adversely affect our production.

We routinely apply hydraulic fracturing techniques in many of our U.S. onshore oil and natural-gas drilling and completion programs. The process is typically regulated by state oil and natural gas commissions; however, the EPA recently asserted federal regulatory authority over certain hydraulic fracturing activities involving diesel fuel as an additive under the Safe Drinking Water Act’s, or SDWA, Underground Injection Control Program, or UIC Program. On February 12, 2014, the EPA published a revised UIC Program guidance for oil and natural gas hydraulic fracturing activities using diesel fuel. The guidance document is designed for use by employees of the EPA that draft the UIC permits and describes how regulations of Class II wells, which are those wells injecting fluids associated with oil and natural gas production activities, may be tailored to address the purported unique risks of diesel fuel injection during the hydraulic fracturing process. Although the EPA is not the permitting authority for UIC Class II programs in Texas and Louisiana, where we maintain acreage, the EPA is encouraging state programs to review and consider use of such draft guidance. In addition, legislation has been introduced before Congress, called the Fracturing Responsibility and Awareness of Chemicals Act, to provide for federal regulation of hydraulic fracturing and to require disclosure of the chemicals used in the hydraulic fracturing process. Further, on May 16, 2013, the BLM issued a revised proposed rule to regulate hydraulic fracturing on public and Indian land. The rule would require companies to publicly disclose the chemicals used in hydraulic fracturing operations to the BLM after fracturing operations have been completed and includes provisions addressing well-bore integrity and flowback water management plans.

Texas adopted a law in June 2011 requiring disclosure to the RRC and the public of certain information regarding the components, as well as the volume of water, used in the hydraulic fracturing process. In addition to state law, local land use restrictions, such as city ordinances, may restrict or prohibit the performance of well drilling in general and/or hydraulic fracturing in particular. In the event state, local, or municipal legal restrictions are adopted in areas where we are currently conducting, or in the future plan to conduct operations, we may incur additional costs to comply with such requirements that may be significant in nature, experience delays or curtailment in the pursuit of exploration, development, or production activities, and perhaps even be precluded from the drilling of wells.

The EPA has commenced a study of the potential environmental effects of hydraulic fracturing on drinking water and groundwater and issued a progress report in December 2012. A draft report is expected to be released for public comment and peer review in 2014. A final report could be released as late as 2016. The EPA’s study, depending on its degree of pursuit and any meaningful results obtained, could spur initiatives to further regulate hydraulic fracturing under the SDWA or other regulatory mechanisms. Also, on May 16, 2013, the U.S. Department of Interior issued a revised proposed rule that seeks to require companies operating on federal and Indian lands to (i) publicly disclose the chemicals used in the hydraulic fracturing process; (ii) confirm its wells meet certain construction standards and (iii) establish site plans to manage flowback water.

In August 2012, the EPA adopted rules that subject oil and natural gas production, processing, transmission, and storage operations to regulation under the New Source Performance Standards, or NSPS, and National Emission Standards for Hazardous Air Pollutants, or NESHAP, programs. The EPA’s final rule includes NSPS standards for completions of hydraulically fractured wells and establishes specific new requirements for emissions from compressors, controllers, dehydrators, storage vessels, natural gas processing plants and certain other equipment. The final rule is described in more detail below.

Finally, on October 20, 2011, the EPA announced its plan to propose federal pre-treatment standards for wastewater generated during the hydraulic fracturing process. Hydraulic fracturing stimulation requires the use of a significant volume of water with some resulting “flowback,” as well as “produced water.” The EPA asserts that this water may contain radioactive materials and other pollutants and, therefore, may deteriorate drinking water quality if not properly treated before discharge. The Clean Water Act prohibits the discharge of wastewater into federal or state waters. Thus “flowback” and “produced water” must either be injected into permitted disposal wells or transported to public or private treatment facilities for treatment. The EPA asserts that due to some contaminants in hydraulic fracturing wastewater, most treatment facilities are unable to properly treat the wastewater before introducing it into public waters. If adopted, the new pretreatment rules will require shale gas operations to pretreat wastewater before transferring it to treatment facilities. A proposed rule is expected in April 2014.

If these or any other new laws or regulations that significantly restrict hydraulic fracturing are adopted at the state and local level, such laws could make it more difficult or costly for us to perform fracturing to stimulate production from dense subsurface rock formations and, in the event of local prohibitions against commercial production of natural gas, may preclude our ability to drill wells. In addition, if hydraulic fracturing becomes regulated at the federal level as a result of federal legislation or regulatory initiatives by the EPA or other federal agencies, our fracturing activities could become subject to additional permitting requirements and result in permitting delays as well as potential increases in costs. Restrictions on hydraulic fracturing could also reduce the amount of oil and natural gas that we are ultimately able to produce from our reserves.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

        The unaudited statements of revenues and direct operating expenses for the Acquisition for the three months ended March 31, 2014 and 2013, and the audited statements of revenues and direct operating expenses for the Acquisition for each of the years in the three-year period ended December 31, 2013, including the related notes thereto, and the independent auditor’s report related thereto, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(b) Pro Forma Financial Information.

        The unaudited pro forma condensed combined balance sheet of the Partnership as of March 31, 2014 and the unaudited condensed combined pro forma statements of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013, including notes thereto, which gives effect to the Acquisition and related financing transactions, are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of May 2, 2014, among Merit Management Partners I, L.P., Merit Energy Partners III, L.P., Merit Pipeline Company, LLC and Merit Energy Company, LLC and Memorial Production Operating LLC (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K (File No. 001-35364) filed on May 5, 2014)

23.1	Consent of KPMG LLP

23.2	Consent of Ryder Scott Company, L.P.

99.1	Press release dated July 1, 2014

99.2	Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Under Contract for Purchase by Memorial Production Partners LP from Merit Energy for the three months ended March 31, 2014 and 2013 (unaudited) and the years ended December 31, 2013, 2012 and 2011

99.3	Memorial Production Partners LP’s Unaudited Pro Forma Condensed Combined Financial Statements as of March 31, 2014 and for the three months ended March 31, 2014 and year ended December 31, 2013

99.4	Report of Ryder Scott Company, L.P.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation SK; copies of such schedules will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: July 1, 2014	By:	/s/ Kyle N. Roane
Kyle N. Roane
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of May 2, 2014, among Merit Management Partners I, L.P., Merit Energy Partners III, L.P., Merit Pipeline Company, LLC and Merit Energy Company, LLC and Memorial Production Operating LLC (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K (File No. 001-35364) filed on May 5, 2014)

23.1	Consent of KPMG LLP

23.2	Consent of Ryder Scott Company, L.P.

99.1	Press release dated July 1, 2014

99.2	Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Under Contract for Purchase by Memorial Production Partners LP from Merit Energy for the three months ended March 31, 2014 and 2013 (unaudited) and the years ended December 31, 2013, 2012 and 2011

99.3	Memorial Production Partners LP’s Unaudited Pro Forma Condensed Combined Financial Statements as of March 31, 2014 and for the three months ended March 31, 2014 and year ended December 31, 2013

99.4	Report of Ryder Scott Company, L.P.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation SK; copies of such schedules will be furnished to the Securities and Exchange Commission upon request.